Exhibit 23.2

Consent of Independent Public Accountants

We consent to the incorporation by reference in the Form S-8 Registration Statements, File Numbers, 033-65256, 033-65254, 033-65890, 333-07735, 333-46791, 333-46795, 333-46797, and 333-46809 of our report dated July 29, 2014 with respect to the consolidated financial statements and schedule of Butler National Corporation included in the Annual Report Form 10-K for the year ended April 30, 2014.
Isl L.L. Bradford, LLC
Kansas City, Missouri
July 29, 2014